Exhibit 99.1

October 8,2008

Sam Jankovich
EnterConnect Inc.
100 Century Center Court, Suite 650
San Jose, CA 95112

Dear Sam,

Please accept this letter as notice of my resignation as Chief Financial Officer of EnterConnect Inc. In order to ensure an orderly transition of my responsibilities, my resignation will be effective November 1, 2008.

I have enjoyed working with you and the entire EnterConnect Inc. team.

Sincerely,

/s/ Carolyn Zelnio
Carolyn Zelnio